Exhibit 10.18

ONEBEACON
DEFERRED COMPENSATION PLAN

ARTICLE I

Purpose

SECTION 1.01.                                           Purpose.  The purpose of this Plan is to provide Key Employees with the ability to defer the receipt of Compensation.  The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgment can contribute to the long-term strategic objectives of the Company.

SECTION 1.02.                                           Unfunded Plan.  The Company intends that the Plan be an unfunded non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred benefits for a select group of management or highly compensated service providers of the Company and its subsidiaries.

ARTICLE II

Definitions

The following terms when used in this Plan have the designated meanings unless a different meaning is clearly required by the context.

SECTION 2.01.                                           “Account” means the records maintained on the books of the Company to reflect deferrals of Compensation by a Participant pursuant to Section 3.03.

SECTION 2.02.                                           “Administrator” means the person or committee designated by the Committee as responsible for the day-to-day administration of the Plan.

SECTION 2.03.                                           “Beneficiary” means the person or persons designated pursuant to Article 5 to receive a benefit pursuant to Section 4.04(a) in the event of a Participant’s death before his benefit under this Plan has been paid.

SECTION 2.04.              “Board” means the Board of Directors of the Company.

SECTION 2.05.              “Change in Control” means a “Change in Control” as defined in the White Mountains Long-Term Incentive Plan.

SECTION 2.06.                                           “Committee” means the OneBeacon Benefits Committee; provided that any determination involving a Participant who is a member of the Committee shall be made by the Board.

SECTION 2.07.                                           “Company” means OneBeacon Insurance Company and any successor thereto.

SECTION 2.08.                                           “Compensation” means, for any Plan Year, (i) the base salary to be paid to an eligible employee for such Plan Year, the annual bonus, if any, to be paid to an eligible employee in such Plan Year, the long-term incentive compensation, if any, to be paid to an eligible employee in such Plan Year or any other compensation to be paid to an eligible employee during that Plan Year that is designated as “Compensation” hereunder by the Administrator or (ii) any fee or other compensation to be paid to an eligible consultant by the Company or its subsidiaries for such Plan Year that it is designated as “Compensation” hereunder by the Administrator.

SECTION 2.09.                                           “Fiscal Year” means the calendar year.

SECTION 2.10.                                           “Fund” means any investment fund selected by the Administrator to be offered under the Plan.

SECTION 2.11.                                           “Key Employee” means any executive employee, other overtime-exempt employee or consultant of the Company or its participating subsidiaries who the Administrator, in its sole discretion, decides is important to the ongoing business objectives of the Company.

SECTION 2.12.                                           “Market Price” on any day means (i) if Shares are listed on the New York Stock Exchange, the average of the high and low sales price, or, in case no such sale takes place on such day, the average of the last quoted closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Shares are listed or admitted to trading or, if Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and the low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by one or more professional market makers making a market in Shares and (ii) if Shares are not publicly held or so listed or publicly traded, the fully diluted book value per Share as determined by the Administrator in accordance with United States generally accepted accounting principles.

SECTION 2.13.                                           “Participant” means a Key Employee who has deferred Compensation pursuant to this Plan and who has an Account to which amounts stand credited.

SECTION 2.14.                                           “Payment Period” means the month and year designated pursuant to Section 3.04 for payment of some portion or all of a Participant’s Account.

SECTION 2.15.                                           “Plan” means this “OneBeacon Deferred Compensation Plan” as set forth herein and as amended from time to time.

SECTION 2.16.                                           “Plan Year” means the calendar year.

SECTION 2.17.                                           “Share(s)” means a common share(s) of White Mountains Insurance Group, Ltd., par value $1.00.

SECTION 2.18.                                           “Termination of Service” means, as applicable, cessation for any reason of a Key Employee’s (i) service as an employee of the Company and its subsidiaries or (ii) status as a consultant to the Company and its subsidiaries as determined by the Committee in its sole discretion.

SECTION 2.19.                                           “Valuation Date” means the date that the Administrator makes a valuation of an Account.  Unless otherwise provided by the Administrator, each deemed investment alternative within each Account shall be valued as of each day on which a value for such deemed investment alternative reasonably is available to the Administrator.

ARTICLE III

Eligibility and Deferrals

SECTION 3.01.                                           Eligibility.  Each Key Employee designated by the Administrator as eligible to participate in the Plan shall be eligible to be a Participant hereunder.  The Administrator has the sole and complete discretion to determine which Key Employees are eligible to participate on a Plan Year by Plan Year basis.  No Key Employee shall have a right to be designated as a Participant and the designation of a Key Employee as a Participant in one Plan Year shall not obligate the Administrator to continue such Key Employee as a Participant in subsequent Plan Years.

SECTION 3.02.                                           Accounts.  The Administrator shall establish an Account for each Key Employee who elects to defer Compensation pursuant to Section 3.03. Amounts deferred pursuant to Section 3.03, and the value thereof determined pursuant to Section 3.05, shall be credited to such Account.

SECTION 3.03.                                           Deferral of Compensation.  A Key Employee may elect to reduce the Compensation otherwise payable to him during a Plan Year and to have such amount credited to his Account.  A deferral direction pursuant to this Section 3.03 shall be made in writing at such time and in such manner as the Administrator shall prescribe but must in any event be made before the first day of the Plan Year in which such Compensation would otherwise be paid.  A deferral election shall apply only with respect to the Plan Year for which it is made and shall not continue in effect for any subsequent Plan Year.  A deferral election, once executed and filed with the Administrator, cannot be revoked after the date specified by the Administrator.  Notwithstanding the foregoing, (i) any Key Employee who is first hired by the Company or a participating subsidiary during a Plan Year may elect within 30 days after becoming a Key Employee to defer any unpaid portion of his Compensation in respect of such Plan Year and (ii) Key Employees may elect to defer any unpaid Compensation for the Plan Year in which this Plan is first adopted by the Board.

SECTION 3.04.                                           Payment Period.  (a)  Designation.  Each deferral direction given pursuant to Section 3.03 shall include designation of the Payment Period for the value of the amount deferred, subject to the limitation set forth in Section 3.04(c).

(b)                                 Adjustment.  The Committee may permit a Participant to irrevocably elect, no later than one year before the first day of the Payment Period initially designated pursuant to Section 3.04(a), to adjust such Payment Period, subject to the limitation set forth in Section 3.04(c).

(c)                                  Limitation.  A Participant may select a Payment Period (or adjusted Payment Period) that begins no sooner than the first anniversary of the date of such election.

(d)                                 Methods of Payments.  A Participant may elect, at the time a Payment Period is selected, to receive the amount which will become payable as of such Payment Period in no more than 10 annual installments.  Except as may be elected pursuant to this Section 3.04(d), all amounts becoming payable under this Plan shall be paid in a single payment.

(e)                                  Irrevocability.  Except as provided in Section 3.04(b) or as set forth in Article IV, a designation of a Payment Period and an election of installment payments shall be irrevocable; provided, however, that payment may be made at a different time as provided in Section 4.04.

SECTION 3.05.                                           Value of Participants’ Accounts.  Compensation deferrals shall be allocated to each Participant’s Account on the first business day following the date such Compensation is withheld from the Participant’s Compensation and shall be deemed invested pursuant to this Section 3.05, as soon as practicable thereafter.

(a)                                  Crediting of Income, Gains and Losses.  As of each Valuation Date, income, gain and loss equivalents (determined as if the Account is invested in the manner set forth below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Account.

(b)                                 Investment of Account Balance.  The Participant may select, from various Funds made available hereunder, the Funds in which all or part of his Account shall be deemed to be invested.

(i)               The Participant shall make an investment designation on a form provided by the Administrator, which shall remain effective until another valid designation has been made by the Participant as herein provided.  The Participant may amend his investment designation by giving written direction to the Administrator in accordance with procedures established by the Administrator.  A timely change to a Participant’s investment designation shall become effective on the date determined under the applicable procedures established by the Administrator.

(ii)            Any changes to the Funds to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant’s Account that may be invested in any particular medium, shall be communicated from time to time to the Participant by the Administrator.

(c)                                  Default Provision.  Except as provided below, the Participant’s Account shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions of this Section.  Notwithstanding the above, the Committee, in its sole discretion, may disregard the Participant’s election and determine that all Compensation deferrals shall be deemed to be invested in a Fund determined by the Committee.  In the event that any Fund under which any portion of the Participant’s Account is deemed to be invested ceases to exist, such portion of the Account thereafter shall be deemed held in the Fund selected by the Participant or, in the absence of any instructions from the Participant, by the Committee, subject to subsequent deemed investment elections.

(d)                                 Statements.  The Company shall provide an annual statement to the Participant showing such information as is appropriate, including the aggregate amount credited to the Account, as of a reasonably current date.

SECTION 3.06.                                           Limit on Account Balance.  Notwithstanding anything to the contrary contained herein, the maximum aggregate amount that may be credited to a Participant’s Account (including, without limitation, Compensation deferrals and investment gains thereon) as of any Valuation Date shall be $50,000,000 or such other amount as may be designated by the Committee.  Any amount credited to a Participant’s Account in excess of the applicable limit hereunder shall be promptly distributed to the Participant in (as determined by the Committee) cash or Shares having a Market Price as of the trading day immediately preceding the date of such distribution equal to the value of such distribution.  The Administrator may suspend a Participant from deferring additional Compensation under the Plan if the Administrator determines that the amount credited to a Participant’s Account will exceed the applicable limit hereunder.

ARTICLE IV

Payment of Benefits

SECTION 4.01.                                           Nonforfeitability.  Subject to Section 4.06, Participant’s right to a deferred amount of Compensation and his right to the income and gains credited thereon, shall be fully vested and nonforfeitable at all times.

SECTION 4.02.                                           Income.  Any payment made pursuant to Sections 4.03, 4.04, 4.05, 4.06 or 4.07 shall include the income, gains and losses calculated in the manner described in Section 3.05 through the date of payment (or, if not administratively practicable, as of the most recent Valuation Date next preceding the date of payment).

SECTION 4.03.                                         Time of Payment.  Except as provided in Section 4.04, the amount credited to the Account of each Participant shall become payable to the Participant during the Payment Period designated pursuant to Section 3.04. If the Participant has elected installment payments, such payments shall begin within thirty days following the expiration of the Payment Period.  In any other case, payment shall be made as a single sum within thirty days following the expiration of the Payment Period.

SECTION 4.04.                                         Termination of Service.  In the event of a Participant’s Termination of Service while amounts stand credited to his Account, such amounts shall be disposed of as provided in this Section 4.04.

(a)                                  Death of Participant.  If the Participant’s Termination of Service is on account of his death, or if he dies following Termination of Service but while receiving installment payments, his Account shall be paid to his Beneficiary as a single payment as soon as practicable, but not later than 30 days following the immediately succeeding Valuation Date following the Participant’s death.

(b)                                 Other Termination.  If the Participant’s Termination of Service is for a reason other than death, his Account shall be paid to him as a single payment; provided, however, that if the Participant had elected installment payments pursuant to Section 3.04(d) for any deferred Compensation, the amount of such deferred Compensation and income, gains and losses credited thereon shall be paid in the number of installments thus elected.  All payments pursuant to this Section 4.04(b) shall be made or begin no more than three months after the end of the Fiscal Year in which Termination of Service occurs.

SECTION 4.05.                                         Withdrawal for Emergency Need.  (a)  Authorization.  The Committee may permit a Participant who demonstrates an emergency need to withdraw from the Plan an amount no greater than the amount determined by the Committee to be reasonably necessary to satisfy such emergency need.

(b)                                 Emergency Need.  For purposes of this Section 4.05, an emergency need is a severe financial hardship of a Participant resulting from (i) a sudden and unexpected illness of or accident to the Participant or a dependent within the meaning of Section 152(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a casualty loss to the Participant’s property or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.  A need is not an emergency need to the extent that it is relieved by reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets insofar as such liquidation would not cause severe financial hardship, or by cessation of deferrals under the Plan.

SECTION 4.06.                                         Other Withdrawal.  Subject to this Section 4.06, a Participant may elect to withdraw all or any portion of his Account at any time by filing an appropriate request with the Administrator; provided that, prior to making any distribution provided under this Section 4.06, the Participant shall irrevocably forfeit an amount equal to 10% of the aggregate value of the Participant’s Account and the Participant shall not be permitted to make any additional Compensation deferrals for the remainder of the year of such withdrawal and the next calendar year.  Amounts shall be distributed pursuant to this Section 4.06 as soon as reasonably practicable after the Valuation Date occurring after the submission of the Participant’s election hereunder.

SECTION 4.07.                                         Change in Control.  Unless otherwise elected by a Participant in accordance with procedures established by the Administrator, a Participant’s Account shall be distributed in full in a cash lump sum immediately prior to a Change in Control.

SECTION 4.08.                                         Source of Payment.  The Compensation deferred pursuant to this Plan (and the income, gains and losses credited thereon) shall be a general obligation of the Company.  The claim of a Participant or Beneficiary to a benefit shall at all times be merely the claim of an unsecured creditor of the Company.  No trust, security, escrow, or similar account need be established for the purpose of paying benefits hereunder.  The Company shall not be required to purchase, hold or dispose of any investments pursuant to this Plan; however, if in order to cover its obligations hereunder the Company elects to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Company, subject to the claims of its general creditors and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor.

SECTION 4.09.                                         Withholding.  All amounts credited to Participants’ Accounts pursuant to this Plan and all payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax (including, without limitation, FICA) or other law.

If any of the taxes referred to above are due at the time of deferral, instead of at the time of payout, the Participant will be required to pay (by payroll deduction or check) to the Company the Participant’s share of any such taxes then due and payable.

SECTION 4.10.                                         Right of Offset.  Any amount payable pursuant to this Plan shall be reduced at the discretion of the Administrator to take account of any amount due, and not paid, by the Participant to the Company at the time payment is to be made hereunder.

SECTION 4.11.                                         Payment Denomination.  Except as set forth in this Section 4.11 or as otherwise determined by the Committee in its sole and absolute discretion, all distributions under the Plan (including all distributions made pursuant to Sections 4.03, 4.04, 4.05 and 4.06) shall be made in Shares having a Market Price as of the trading day immediately preceding the date of such distribution equal to the value of such distribution; provided that the first $1,000,000 (or such other amount as may be designated by the Committee) distributed to a Participant (or his beneficiary) in any Plan Year and all distributions made pursuant to Section 4.07 shall be made in cash.

SECTION 4.12.                                         Distribution Limitation.  Notwithstanding anything to the contrary contained herein, the Committee may defer to any date it selects any distribution to any Participant that it determines in its sole and absolute discretion would not be deductible by the Company or its affiliates solely by reason of the applicability of Section 162(m) of the Code.

SECTION 4.13.                                         Defeasance.  Subject to Section 4.08, the Committee may instruct the Company to defease the Company’s obligations under the Plan.

ARTICLE V

Beneficiaries

SECTION 5.01.                                         Beneficiary Designation.  (a)  Designation.  A Participant may from time to time designate, in the manner specified by the Administrator, a Beneficiary to receive payment pursuant to Section 4.04 in the event of his death.

(b)                                 Absence of Beneficiary.  In the event that there is no properly designated Beneficiary living at the time of a Participant’s death, his benefit hereunder shall be paid to his estate.

SECTION 5.02.                                         Payment to Incompetent.  If any person entitled to benefits under this Plan shall be a minor or shall be physically or mentally incompetent in the judgment of the Administrator, such benefits may be paid in any one or more of the following ways, as the Administrator in his sole discretion shall determine:

(a)                                  to the legal representatives of such minor or incompetent person;

(b)                                 directly to such minor or incompetent person; or

(c)                                  to a parent or guardian of such minor or incompetent person, to the person with whom such minor or incompetent person resides, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction.

Payment to any person in accordance with the foregoing provisions of this Section 5.02 shall to that extent discharge the Company, which shall not be required to see to the proper application of any such payment.

SECTION 5.03.                                         Doubt as to Right To Payment.  If any doubt exists as to the right of any person to any benefits under this Plan or the amount or time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Administrator may, in its discretion, direct that payment of such benefits be deferred until such right or amount or time is determined, or pay such benefits into a court of competent jurisdiction in accordance with appropriate rules of law, or direct that payment be made only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrator).

SECTION 5.04.                                         Spendthrift Clause.  No benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process whether pursuant to a “qualified domestic relations order” as defined in Section 414(p) of the Code or otherwise.

ARTICLE VI

Administration and Reservation of Rights

SECTION 6.01.                                         Powers of the Committee.  The Committee shall have the power and discretion to

(a)                                  determine all questions arising in the interpretation and application of the Plan;

(b)                                 determine the person or persons to whom benefits under the Plan shall be paid;

(c)                                  decide any dispute arising hereunder;

(d)                                 correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan; and

(e)                                  have all such other powers as may be necessary to discharge its duties hereunder.

SECTION 6.02.                                           Powers of the Administrator.  The Administrator shall have the power and discretion to

(a)                                  promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan;

(b)                                 determine all questions arising in the administration of the Plan;

(c)                                  compute the amount of benefits and other payments which shall be payable to any Participant in accordance with the provisions of the Plan;

(d)                                 make recommendations to the Board with respect to proposed amendments to the Plan;

(e)                                  advise the Board regarding the known future need for funds to be available for distribution;

(f)                                    file all reports with government agencies, Participants and other parties as may be required by law, whether such reports are initially the obligation of the Company or the Plan; and

(g)                                 have all such other powers as may be necessary to discharge its duties hereunder.

SECTION 6.03.                                         Claims Procedure.  If the Committee denies any Participant’s or Beneficiary’s claim for benefits under the Plan:

(a)                                  the Committee shall notify such Participant or Beneficiary of such denial by written notice which shall set forth the specific reasons for such denial; and

(b)                                 the Participant or Beneficiary shall be afforded a reasonable opportunity for a full and fair review by the Committee of the decision to deny his claim for Plan benefits.

SECTION 6.04.                                         Action by the Committee.  The Committee may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business.  A majority of the members then serving shall constitute a quorum for the transacting of business.  All resolutions or other action taken by the Committee shall be by vote of a majority of those present at such meeting and entitled to vote.  Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members.  All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Committee by either the Chairman or the Secretary of the Committee, if any, or by any member or agent of the Committee duly authorized to act on the Committee behalf.

SECTION 6.05.                                         Consent.  By electing to become a Participant, each Participant shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Administrator, the Committee or the Board with regard to the Plan.  Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

SECTION 6.06.                                         Agents and Expenses.  The Administrator or the Committee may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan.  The cost of such services and all other expenses incurred by the Administrator or the Committee in connection with the administration of the Plan shall be paid by the Company.

SECTION 6.07.                                         Allocation of Duties.  The duties, powers and responsibilities reserved to the Committee may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Committee, in which case no Committee member shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts or omissions of any other Committee member.

SECTION 6.08.                                         Delegation of Duties.  The Administrator and the Committee may delegate any of their respective duties to employees of the Company or its subsidiaries.

SECTION 6.09.                                         Actions Conclusive.  Any action on matters within the discretion of the Administrator or the Committee shall be final, binding and conclusive.

SECTION 6.10.                                         Records and Reports.  The Administrator and the Committee shall maintain adequate records of their respective actions and proceedings in administering this Plan and shall file all reports and take all other actions as are deemed appropriate in order to comply with any Federal or state law.  Without limiting the foregoing, the Administrator shall provide to the Committee no less frequently than annually a list of the investment alternatives made available under the Plan, the aggregate amounts deemed invested under the Plan in each such alternative and such other information requested by the Committee.

SECTION 6.11.                                         Liability and Indemnification.  The Administrator and the Committee shall perform all duties required of them under this Plan in a prudent manner.  The Administrator and the Committee shall not be responsible in any way for any action or omission of the Company, its subsidiaries or their employees in the performance of their duties and obligations as set forth in this Plan.  The Administrator and the Committee also shall not be responsible for any act or omission of any of their respective agents provided that such agents were prudently chosen by the Administrator or the Committee and that the Administrator or the Committee relied in good faith upon the action of such agents.

SECTION 6.12.                                         Right to Amend or Terminate.  The Committee may at any time amend the Plan in any respect, retroactively or otherwise, or terminate the Plan in whole or in part for any other reason.  However, no such amendment or termination shall reduce the amount standing credited to any Participant’s Account as of the date of such amendment or termination.  In the event of the termination of the Plan, the Committee, in its sole discretion, may choose to pay out Participants’ Accounts prior to the designated Payment Periods (a “Termination Distribution”).  Each Participant shall be compensated for the early distribution of his/her Account pursuant to a Termination Distribution by a payment from the Company in an amount determined by the Committee to be appropriate to make the Participant whole for such Termination Distribution.  Otherwise, following a termination of the Plan, income, gains and losses shall continue to be credited to each Account in accordance with the provisions of this Plan until the time such Accounts are paid out.

SECTION 6.13.                                           Usage.  Whenever applicable, the masculine gender, when used in the Plan, includes the feminine gender, and the singular includes the plural.

SECTION 6.14.                                         Separability.  If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included therein.

SECTION 6.15.                                         Captions.  The captions in this document and in the table of contents are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and shall in no way affect the Plan or the construction of any provision thereof.

SECTION 6.16.                                         Right of Discharge Reserved.  Nothing contained in this Plan shall be construed as a guarantee or right of any Participant to be continued as a employee of the Company or its subsidiaries (or of a right of a Key Employee or Participant to any specific level of Compensation) or as a limitation of the right of the Company or its subsidiaries to terminate any Key Employee or Participant.

SECTION 6.17.                                         Governing Law and Construction.  The Plan is intended to constitute an unfunded, nonqualified deferred compensation arrangement.  Except to the extent preempted by Federal law, all rights under the Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.  No action shall be brought by or on behalf of any Participant or Beneficiary for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan’s claim review procedure.